8% PROMISSORY NOTE

$250,000.00         New York, NY

MATURITY DATE OF JUNE 21, 2019 THE "MATURITY DATE"
JUNE 21, 2018 'THE "ISSUANCE DATE"

FOR VALUE RECEIVED, Clean Energy Technologies, Inc., a Nevada Corporation (the "Company") doing business in Costa Mesa, CA, hereby promises to pay to the order of MGW Investment I Limited, a Cayman Island corporation and an accredited investor or its assigns (the "Holder"), the principal amount  (the “Principal Amount”) of Two Hundred and Fifty Thousand ($250,000) dollars ("Note"), at any time on or before June 21, 2019 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of Eight Percent (8%) per annum (the "Interest Rate") commencing on the date hereof (the "Issuance Date"). The Company hereby acknowledges receipt of the Principal Amount from Holder.

1. Payments of Principal and Interest.

a. Pre-payment Payment of Principal and Interest. The Company may pre-pay principal or interest on this Note.

b. Interest. This Note shall bear interest ("Interest") at the rate of Eight Percent (8%) per annum from the Issuance Date until the same is paid in full.  Interest shall commence accruing on the Issuance Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall accrue daily and, after the Maturity Date.  Upon an Event of Default, as defined in Section 10 below, the Interest Rate shall increase to Sixteen Percent (16%) per annum for so long as the Event of Default is continuing ("Default Interest").

c. General Payment Provisions. This Note shall be paid in lawful money of the United States of America by check or wire transfer to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

d. Escrow.  The Holder shall deposit the Principal Amount in an escrow account of the Law Office or R.J. Newman, P.C. (“Escrow Agent”) out of which disbursement to the Company shall be made upon the joint written instructions of the Company and the Holder which may be in the form of email or signed written instructions. This Note shall be deemed a “Funding” as defined by the Escrow Agreement between Escrow Agent and Holder dated January 24, 2018 and disbursements governed by the terms thereof.

2. Default and Remedies.

a. Event of Default. For purposes of this Note, an "Event of Default" shall occur upon:

i. the Company's default in the payment of the outstanding principal, Interest or Default Interest of this Note when due, whether at the Maturity Date, acceleration or otherwise;

ii. the failure by the Company for ten (10) days after notice to it to comply with any material provision of this Note not included in this Section;

iii. the Company's breach of any covenants, warranties, or representations made by the Company herein;

iv. the default by the Company in any Other Agreement entered into by and between the Company and Holder, for purposes hereof "Other Agreement" shall mean all agreements and instruments between, among or by the Company, and, or for the benefit of, the Holder, including, without limitation, the Securities Purchase Agreement between the Company and MGWI, dated February 13, 2018, and the Convertible Note Purchase Agreement between Confections Ventures Limited and the Company, dated February 13, 2018 assigned to the Holder;

v. the cessation of operations of the Company or a material subsidiary;

vi. the Company pursuant to or within the meaning of any Bankruptcy Law; (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing that it is generally unable to pay its debts as the same become due;

vii. a court of competent jurisdiction entering an order or decree under any Bankruptcy Law that: (a) is for relief against the Company in an involuntary case; (b) appoints a Custodian of the Company or for all or substantially all of its property; or (c) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for thirty (30) days;

viii. the Company's failure to timely file all reports required to be filed by it with OTC Markets to remain a "Current Information" designated company;

ix. the Company's failure to maintain the required Share Reserve pursuant to the terms of the Irrevocable Letter of Instructions to the Transfer Agent; or

x. Altering the conversion terms of any notes that are currently outstanding.

The Term "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

b. Remedies. If an Event of Default occurs, all of the Default Amount (defined below) shall become immediately due and payable. For purposes hereof, the "Default Amount" shall mean all of the then outstanding principal amount of the Note, plus all accrued Interest and Default Interest.

3. Amendment of the Terms of this Note. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. Company and Holder may amend this Note to provide for terms for conversion of the Note into securities of the Holder.

4. Lost or Stolen Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

5. Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note, then the Company shall pay to the Holder all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

6. Cancellation. After all principal, accrued Interest and Default Interest, if any, at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

7. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending, through certified mail or overnight courier, a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO

REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.

10. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

11. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude further exercise thereof or of any other right, power or privilege.

12. Partial Payment. In the event of partial payment by the Holder, the principal sum due to the Holder shall be prorated based on the consideration actually paid by the Holder such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of this Note, with the exception of any 010 contemplated herein.

13. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects herein. None of the terms of this Note can be waived or modified, except by an amended Note acknowledged by and signed by all parties hereto.

14. Additional Representations and Warranties. The Company expressly acknowledges that the Holder, including but not limited to its officer, directors, employees, agents, and affiliates, have not made any representation or warranty to it outside the terms of this Note. The Company further acknowledges that there have been no representations or warranties about future financing or subsequent transactions between the parties.

15. Notices. All notices and other communications given or made to the Company pursuant hereto shall be in writing (including facsimile or similar electronic transmissions) and shall be deemed effectively given: (i) upon personal delivery, (ii) when sent by electronic mail or facsimile, as deemed received by the close of business on the date sent, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent either by email, or fax, or to the email address or facsimile number set forth on the signature page hereto. The physical address, email address, and phone number provided on the signature page hereto shall be considered valid pursuant to the above stipulations; should the Company's contact information change from that listed on the signature page, it is incumbent on the Company to inform the Holder.

16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the rest of the Agreement shall be enforceable in accordance with its terms.

16. Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, Interest or Default Interest on this Note.

17. Successors and Assigns. This Note shall be binding upon all successors and assigns hereto.

This Note has been duly authorized and validly executed by the authorized officer of the Company, on the Issuance Date

CLEAN ENERGY TECHNOLOGIES, INC.

By: /s/ Kambiz Mahdi

_____________________________
Name: Kambiz Mahdi
Title: Chief Executive Officer

2990 Redhill Ave.
Costa Mesa, Ca 92626
Email: Kmahdi@cetyinc.com